UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2011

NAUGATUCK VALLEY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

United States	0-50876	65-1233977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Church Street, Naugatuck, Connecticut		06770
(Address of principal executive offices)		(Zip Code)

(203) 720-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders of Naugatuck Valley Financial Corporation (the “Company”) was held on June 24, 2011.

(b) The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.	The plan of conversion and reorganization was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
6,052,674	32,575	3,702	505,358

2a.	The informational proposal concerning the provision in new Naugatuck Valley Financial’s articles of incorporation requiring a super-majority vote to approve certain amendments to New Naugatuck Valley Financial’s articles of incorporation.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
5,805,103	271,154	12,733	505,358

2b.	The informational proposal concerning the provision in new Naugatuck Valley Financial Corporation’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of new Naugatuck Valley Financial Corporation’s outstanding voting stock.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
5,777,858	297,279	13,891	505,358

3.	The following individuals were elected as directors, for the term reflected below, by the following vote.

Name	Votes For	Votes Withheld	Broker Non-Votes

For a term of three years:
Carlos S. Batista	6,016,673	72,369	505,358
John C. Roman	6,040,124	48,917	505,358
Camilo P. Vieira	6,037,512	51,529	505,358

4.	The appointment of Whittlesey & Hadley, P.C. as the independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
6,467,099	80,813	46,386

There were no broker non-votes on the proposal.

Item 8.01	Other Events

On June 24, 2011, the Company announced that the Company’s Plan of Conversion and Reorganization was approved by members of Naugatuck Valley Mutual Holding Company and by the shareholders of the Company at separate meetings held on that date. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description

99.1	Press Release dated June 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: June 27, 2011	By:	/s/ John C. Roman
John C. Roman
President and Chief Executive Officer